PRODUCT PURCHASE AGREEMENT
BETWEEN

PLESK CORP.

AND

EAGLES TRONICS LTD.

This Agreement is made and entered as of June 25, 2012 ("Effective Date") by and between Plesk Corp. located at 4014 14th Ave. Brooklyn NY, 11218 and Eagles Tronics LTD located at 2 Sunrise Dr. Monsey NY, 10952.

WHEREAS Plesk Corp. wishes to sell products to Eagles Tronics LTD. and Eagles Tronics LTD wishes to purchase products from Plesk Corp.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the parties agree as follows:

1. PURCHASE AND PAYMENT

a) Eagels Tronics LTD shall purchase the products listed in schedule 1.

b) The total amount of the purchase value shall be $107,000.

c) Eagels Tronics LTD agrees and shall wire to Plesk Corp. a payment of $7,000 as first payment deposit. The First Payment shall be applied against future invoices issued for products to be shipped.

d) The remaining $100,000 shall be paid monthly in the amount of $10,000 per month for 10 months. The first monthly payment of $10,000 shall be remitted 90 days from execution of this agreement.

2. SHIPPING AND DELIVERY TERMS

a) Plesk Corp. shall deliver the products to Eagels Tronics LTD no less than 270 days from execution of this agreement (Due to longer lead time required for large quantity orders). The merchandise will be delivered only after the funds have been transferred at that particular month. There will be no less than 30 days between each individual delivery. The value of the merchandise in each delivery will not exceed the $10,000 monthly payment.

b) The products will be delivered to Eagles Tronics LTD's headquarters at 2 Sunrise Dr. Monsey NY, 10952. All shipping costs will be borne by Eagels Tronics LTD as per instructions Plesk Corp. will give at the time of the shipment.

c) All payment for the Products shall be made in U.S. Dollars.

d) Eagels Tronics LTD. shall be responsible for the payment of all taxes, tax levies, or tax assessments imposed on the products. Eagels Tronics LTD shall be responsible for providing in a timely manner all documentation, in the nature of tax exemption certificates or otherwise, necessary to allow Plesk Corp. to refrain from collections, such as sales tax, it is otherwise obligated to make.

3. CHANGE/CANCELLATION OF ORDER

a) Change or cancellation of this agreement may be modified or cancelled by Eagels Tronics LTD with written notice to Plesk Corp. not exceeding 30 calendar days following the date of this agreement. If this order is cancelled within 30 days following the date of this agreement Eagels Tronics LTD may be subject to reimbursement of 75% of their total investment. Plesk Corp. will reimburse Eagels Tronics LTD. no less than 90 days subsequent to the cancellation date.

4. WARRANTY

a) Plesk Corp. shall inspect each of the Products, prior to shipment of the products to Eagels Tronics LTD and shall provide to Eagels Tronics LTD the records of such inspection upon written request by Eagels Tronics LTD.

b) At Eagels Tronics LTD's request Plesk Corp. shall supply a Certificate of Conformance on each of the products being shipped to Eagels Tronics LTD.

c) In the event that any defective products delivered by Plesk corp. are returned by consumers to Eagels Tronics LTD, Eagels Tronics LTD shall notify Plesk Corp. of such defects specifying the nature of the defect within 90 days following the delivery of the products to Eagels Tronics LTD. Upon receipt of such notification, Plesk Corp. shall replace or compensate the defective products at Plesk Corp's expense,

d) Plesk Corp. warrants that all Products shall meet the product quality standards, and all Products shall be free from material defects in design and workmanship.

IN WITNESS WHEREOF, this Agreement has been executed by duly authorized representatives of both parties hereto as of the date first written above.

PLESK CORP.

G. Bolotin

Signature: /s/ Gavriel Bolotin
President and Director

EAGLES TRONICS LTD.

Gabi Yallas

Signature: /s/ Gabi Yallas
CEO, CFO

SCHEDULE 1

#	Product Description	Model	Qty	Price	Total
1	8" Tablet PC Android 4.0 Onda Dual-core 1024*600 IPS Screen 1GB+8GB WiFi	V711	50	$99	$4950
2	7" Tablet PC Android 4.0 RK2906 1.2GHz 8GB WiFi Multi-touch Capacitive Camera	I7L	70	$79	$5530
3	10.1" Android 4.0 Zenithink ZT-280 Cortex A9 1GHz 8GB WiFi Capacitive Tablet PC	C127	70	$149	$10,430
4	Portable 3.0" LCD Zoomable Full HD 12M DVC DV Camcorder	D606	25	$250	$6,250
5	8GB Apacer Class 4 SD SDHC Flash Card Photo Series	C1230	100	$5.63	$5,630
6	16GB Apacer Class 4 SD SDHC Flash Card Photo Series	C1231	100	$9.63	$9,630
7	32GB Apacer Micro SD TF Flash Memory Card Mobile Series	C1271	100	$24.10	$2,410
8	OEM E422AR 42" 1080p HD LCD Internet TV	TV334P	25	$385	$9,625
9	2 DIN Motorized 7inch touch screen Universal Car DVD GPS Navigation player	WD7108	40	$195	$7,800
10	OEM 5" GPS WITH 4GB 10 MAP	TW-811	50	$45	$2,250
11	OEM 7 inch mp4 player with touch screen/Supports AVI, MOV, MPEG4, VOB, FLV, Formats	OEM8GB	150	$38	$5,700
12	VIA8850 4.0 10.1 inch netbook PC	VIA8850	60	$105	$6,300
13	OEM Home Security Cell Phone View 4CH CCTV · DVR Record System Outdoor 500GB HD	S1489	50	$139	$6,950
14	eBook Reader CE RoHs approved 6 inch with wifi and eink dispaly	MOMO8	100	$55	$5,500
15	9.5" 270 Degree Rotating DVD Player	NS-960	80	$65	$5,200
16	7.5" 270 Degree Rotating DVD Player	NS-768B	80	$55	$4,400
17	5 mp digital camerah 2.7" display , lithium battery, USB 2.0 , flashing light, Assorted colors	DC-5100	150	$35	$5,250
18	H.264 Full HD CMOS Mega Pixels IP Camera	ERA-536	150	$20	$3,000
19	USB Data Cable	A02	50	$1.9	$95
20	Micro USB Data Cable	A03	50	$2	$100
				Total	**$107,000**